Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this annual report of CUC International Inc. on Form 10-k and Registration Statements Nos. 33-30306, 33-47271, 33-58598, 33-63237, 33-95126, 333-11035, 333-13537, 333-17323,
333-17411, 333-20391, and 333-23063 for CUC International Inc. on Forms S-3 and in Registration Statement Nos. 33-17247, 33-17248, 33-17249, 33-26875, 33-75682,
33-93322, 33-41823, 33-48175, 33-58896, 33-91656, 333-03241, 33-74068, 33-74066,
33-91658, 333-00475, 333-03237, 33-75684, 33-80834, 33-93372, 333-09633,
333-09637, 333-09655, 333-22003, of CUC International Inc. on Form S-8 of our report dated June 24, 1996 (relating to the consolidated financial statements of Sierra On-Line, Inc. and subsidiaries for the year ended March 31, 1996, not presented separately therein), appearing in the CUC International Inc. Current Report on Form 8-K (filed with the Securities and Exchange Commission on September 17, 1996).


DELOITTE & TOUCHE LLP


Seattle, Washington
April 30, 1997